Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Bruce Van Saun, John F. Woods, Polly N. Klane, C. Jack Read, Michael Soccio and Robin S. Elkowitz and each of them, his or her true and lawful attorneys-in-fact and agents, with full power to act separately and full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities to sign the Registration Statement and any and all amendments (including post-effective amendments) thereto and any and all registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-facts or their substitute, each acting alone, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, each of the undersigned has hereunto executed this Power of Attorney on the date set forth opposite his or her name.

Signature	Title	Date

/s/ Bruce Van Saun
Bruce Van Saun	Chairman of the Board and Chief Executive Officer (Principal Executive Officer and Director)	July 1, 2024

/s/ John F. Woods
John F. Woods	Vice Chair and Chief Financial Officer (Principal Financial Officer)	July 1, 2024

/s/ C. Jack Read
C. Jack Read	Executive Vice President, Chief Accounting Officer and Controller (Principal Accounting Officer)	July 1, 2024

/s/ Lee Alexander
Lee Alexander	Director	July 1, 2024

/s/ Tracy A. Atkinson
Tracy A. Atkinson	Director	July 1, 2024

/s/ Christine M. Cumming
Christine M. Cumming	Director	July 1, 2024

/s/ Kevin Cummings
Kevin Cummings	Director	July 1, 2024

/s/ William P. Hankowsky
William P. Hankowsky	Director	July 1, 2024

/s/ Edward J. Kelly III
Edward J. Kelly III	Director	July 1, 2024

/s/ Robert G. Leary
Robert G. Leary	Director	July 1, 2024

/s/ Terrance J. Lillis
Terrance J. Lillis	Director	July 1, 2024

/s/ Michele N. Siekerka
Michele N. Siekerka	Director	July 1, 2024

/s/ Christopher J. Swift
Christopher J. Swift	Director	July 1, 2024

/s/ Wendy A. Watson
Wendy A. Watson	Director	July 1, 2024

/s/ Marita Zuraitis
Marita Zuraitis	Director	July 1, 2024